UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

JACKSONVILLE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34821	36-4670835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West Morton Avenue, Jacksonville, Illinois 62650

(Address of principal executive offices, including zip code)

(217) 245-4111

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 29, 2018, Jacksonville Bancorp, Inc. (the “Company”) and CNB Bank Shares, Inc. (“CNB Bank Shares”) received the final regulatory approval necessary to complete the merger of CNB Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of CNB Bank Shares, with and into the Company (the “Merger”) and the subsequent merger of Jacksonville Savings Bank, an Illinois savings bank and wholly owned subsidiary of the Company, with and into CNB Bank & Trust, N.A., an Illinois commercial bank and wholly owned subsidiary of CNB Bank Shares. The parties expect to complete the Merger on or about June 4, 2018, subject to the satisfaction of customary closing conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

DATE: June 1, 2018	By:	/s/ Richard A. Foss
Richard A. Foss
President and Chief Executive Officer

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